Exhibit 10.1

Execution Version
AMENDMENT NO. 3 TO FIRST LIEN CREDIT AGREEMENT
AMENDMENT NO. 3, dated as of July 20, 2021 (this “Amendment”), by and among ZOOMINFO LLC (f/k/a DISCOVERORG, LLC), a limited liability company organized under the laws of Delaware (the “Borrower”), ZOOMINFO TECHNOLOGIES LLC, a limited liability company organized under the laws of Delaware (the “Co-Borrower”), ZOOMINFO MIDCO, LLC (f/k/a DISCOVERORG MIDCO, LLC), a limited liability company organized under the laws of Delaware (“Holdings”), MORGAN STANLEY BANK, N.A., as the 2021-1 Incremental First Lien Term Loan Lender (as defined below) each of the Guarantors party hereto, each other Lender party hereto and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, and L/C Issuer, to the First Lien Credit Agreement, dated as of February 1, 2019, among the Borrower, Holdings, the Administrative Agent, and each lender from time to time party thereto (as amended by that certain Amendment No. 1 to First Lien Credit Agreement, dated as of February 19, 2020, as further amended by that certain Amendment No. 2 to First Lien Credit Agreement, dated as of February 2, 2021, and as further amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
W I T N E S S E T H:
WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;
WHEREAS, Sections 2.14 and 10.01 of the Credit Agreement provide that the Borrower and Incremental Arrangers may amend the Credit Agreement as set forth herein, including to establish the 2021-1 Incremental First Lien Term Commitments (as defined below) and making certain amendments and modifications in connection therewith;
WHEREAS, Morgan Stanley Senior Funding, Inc. has been appointed as the lead arranger, each of Barclays Bank PLC and JPMorgan Chase Bank, N.A. have been appointed as the joint lead bookrunning managers, and each of BofA Securities, Inc., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, Wells Fargo Securities, LLC, Citi (as defined below), Deutsche Bank Securities Inc., Mizuho Bank, Ltd. and RBC Capital Markets1 have been appointed as the joint bookrunners, in each case, for this Amendment (in such capacities, each, an “Amendment No. 3 Arranger”, and collectively, the “Amendment No. 3 Arrangers”) (as used herein, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate);
WHEREAS, the Borrower desires, pursuant to Section 2.14 of the Credit Agreement, to obtain New Term Commitments in an aggregate principal amount of $200,000,000 (the “2021-1 Incremental First Lien Term Commitments”) from the 2021-1
1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

Incremental First Lien Term Loan Lender (the New Term Loans funded pursuant thereto, the “2021-1 Incremental First Lien Term Loans”);
WHEREAS, the Person set forth on Exhibit A (the “2021-1 Incremental First Lien Term Loan Lender”) has agreed to provide 2021-1 Incremental First Lien Term Loans in the amount set forth opposite the name of such 2021-1 Incremental First Lien Term Loan Lender on such Exhibit A;
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
Amendments
Section 1.1.Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article IV hereof, on the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended as follows:
(a)The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
“2021-1 Incremental First Lien Term Commitments” has the meaning assigned to such term in the recitals to Amendment No. 3.
“2021-1 Incremental First Lien Term Loan Lender” has the meaning assigned to such term in the recitals to Amendment No. 3.
“2021-1 Incremental First Lien Term Loans” has the meaning assigned to such term in the recitals to Amendment No. 3.
“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of July 20, 2021.
“Amendment No. 3 Effective Date” means July 20, 2021, the date of effectiveness of Amendment No. 3.
“Amendment No. 3 Arranger” has the meaning assigned to such term in the recitals to Amendment No. 3.
(b)The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “(xi)” with a comma and inserting the following at the end of the sentence: “and (xii) Amendment No. 3.”.
(c)The definition of “Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding the following to the definition: “On the Amendment No. 3 Effective Date, the aggregate amount of Term Commitments is $200,000,000, which shall be deemed to be reduced to zero upon the funding thereof on the Amendment No. 3 Effective Date.”

(d)Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as set forth below:
“(a) Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders the aggregate principal amount of the Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made as of the Closing Date)):

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Maturity Date for the Initial Term Loans starting with the fiscal quarter ending on June 30, 2019	0.25% of the aggregate initial principal amount of the Initial Term Loans on the Closing Date (it being understood that, upon the consummation of the transactions contemplated by Amendment No. 2, the Borrower shall have prepaid all remaining quarterly amortization payments in respect of the Initial Term Loans incurred on the Closing Date)
Maturity Date for the Initial Term Loans	All unpaid aggregate principal amounts of any outstanding Initial Term Loans provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the next preceding Business Day, and (ii) the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.
For the avoidance of doubt, in respect of the 2021-1 Incremental First Lien Term Loans, there will not be scheduled principal payments prior to the Maturity Date with respect to the Initial Term Loans, and on the Maturity Date with respect to the Initial Term Loans, the Borrowers shall repay, in respect of the 2021-1 Incremental First Lien Term Loans, the unpaid aggregate principal amount of the 2021-1 Incremental First Lien Term Loans then outstanding. In the event that any other New Term Loans are made, the Borrowers shall repay such other New Term Loans on the dates and in the amounts specified in the related documentation with respect thereto.”
(e)Section 2.08(a) of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “Amendment No. 2” with a comma and inserting “Amendment No. 3” immediately following the language “Amendment No. 2”.
(f)Section 5.07 of the Credit Agreement is hereby amended by adding the following sentence at the end of such section: “The Borrower will use the proceeds of the 2021-1 Incremental First Lien Term Loans only (a) to pay a portion of the consideration for the acquisition of substantially all the assets, and certain specified liabilities, of AffectLayer, Inc. (d/b/a Chorus.ai), (b) repay certain indebtedness of the Borrowers and (c) to pay fees and expenses incurred in connection with the foregoing and the incurrence of the 2021-1 Incremental First Lien Term Loans.”
(g)Section 9.12 of the Credit Agreement is hereby amended by (w) replacing the word “or” immediately before ““Amendment No. 2 Arranger”” with a comma, (x) inserting the following after “Amendment No. 2 Arranger” in the first sentence thereof: “or “Amendment No. 3 Arranger””, (y) replacing the word “or” immediately before “Amendment No. 2” with a comma and (z) inserting the following after “Amendment No. 2” in the first sentence thereof: “or Amendment No. 3”.
ARTICLE II
Section 2.1.    Initial Drawing. Upon the effectiveness of this Amendment, the 2021-1 Incremental First Lien Term Loans of the 2021-1 Incremental First Lien Term Loan Lender shall be provided in the amount set forth opposite the name of such 2021-1 Incremental First Lien Term Loan Lender on Exhibit A. The 2021-1 Incremental First Lien Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Amendment No. 3 Effective Date. The 2021-1 Incremental First Lien Term Commitment hereunder will terminate in full on the Amendment No. 3 Effective Date upon the making of the 2021-1 Incremental First Lien Term Loans referred to herein. Once borrowed, amounts repaid in respect of the 2021-1 Incremental First Lien Term Loans may not be reborrowed.
Section 2.2.    Applicable Rate. The Applicable Rate for the 2021-1 Incremental First Lien Term Loans shall be the same as the Applicable Rate for the Initial Term Loans outstanding immediately prior to the Amendment No. 3 Effective Date (the “Existing Term Loans”).
ARTICLE III
In order to induce the 2021-1 Incremental First Lien Term Lender to enter into this Amendment, each Loan Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the 2021-1 Incremental First Lien Term Lender that:
Section 3.1.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal

Reservations and Section 3.3) (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute and deliver this Amendment and perform its obligations under this Amendment and under the Amended Credit Agreement, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrowers), (b)(i), (b)(ii) (other than with respect to the Borrowers), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.2.    Authorization; No Contravention. The execution and delivery of this Amendment and performance by each Loan Party of this Amendment and the Amended Credit Agreement, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any Law; except in each case to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.3.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and/or the United States Copyright Office (if there are any patents, registered trademarks, registered copyrights, or applications for any of the foregoing) and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.4.    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations and Section 3.3). Subject to the Legal

Reservations, this Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms.
ARTICLE IV

Conditions to Effectiveness
Section 4.1.    Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):
(a)The Administrative Agent (or its counsel) shall have received the following, each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified, from (i) the 2021-1 Incremental First Lien Term Loan Lender, (ii) the Administrative Agent and (iii) each Loan Party, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
(b)The Administrative Agent shall have received (i) such customary resolutions or other action of the Borrowers, Holdings and each other Loan Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, (ii) with respect to the Borrowers, Holdings and each other Loan Party, such documents and certifications (including incumbency certificates, Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrowers, Holdings and each other Loan Party is duly organized or formed, and that each of the Borrowers, Holdings and each other Loan Party is validly existing and in good standing and (iii) to the extent applicable in the relevant jurisdiction, bring down good standing certificates of the Borrowers, Holdings and each other Loan Party dated as of a recent date.
(c)Holdings, the Borrowers and each of the Subsidiary Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 3 Effective Date by the 2021-1 Incremental First Lien Term Loan Lenders as they reasonably determine is required by United States regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (including such documentation and information with respect to the Co-Borrower), in each case at least three (3) Business Days prior to the Amendment No. 3 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(d)All costs, fees, expenses (including without limitation legal fees and expenses), in each case solely to the extent required to be paid pursuant to Section 10.04 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Amendment No. 3 Arrangers (as applicable) and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least three (3)

Business Days prior to the Amendment No. 3 Effective Date), including (i) such fees to the Amendment No. 3 Arrangers, for their own account, all fees due and payable pursuant to that certain Amended and Restated Fee Letter, dated as of July 15, 2021, by and among the Borrowers and the Amendment No. 3 Arrangers and (ii) to the Administrative Agent, for the account of the 2021-1 Incremental First Lien Term Loan Lender, an upfront fee equal to 99.50% of the aggregate principal amount of the 2021-1 Incremental First Lien Term Loans made by the 2021-1 Incremental First Lien Term Loan Lender on the Amendment No. 3 Effective Date (which, at the option of the Administrative Agent, may be structured as original issue discount).
(e)After giving effect to this Amendment, (i) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement, Article III hereunder and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and (ii) no Default or Event of Default shall exist, or would result immediately after giving effect to the provisions of this Amendment. A Responsible Officer of the Borrowers shall have delivered a certificate to the Administrative Agent certifying as to the matters set forth in the foregoing clauses (i) and (ii).
(f)The Administrative Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Amendment No. 3 Arrangers.
(g)The Borrowers shall have delivered to the Administrative Agent a Committed Loan Notice pursuant to Section 2.02 of the Credit Agreement with respect to the Credit Extension of the 2021-1 Incremental First Lien Term Loans under this Amendment and the Amended Credit Agreement at least three (3) Business Days prior to the Amendment No. 3 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(h)The Administrative Agent shall have received a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of Holdings (after giving effect to the transactions contemplated by this Amendment) substantially in the form attached as Exhibit G to the Amended Credit Agreement.
ARTICLE V

Miscellaneous
Section 5.1.    Continuing Effect; No Other Amendments or Waivers; Effect of the Amendment.
(a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other provision of the Credit Agreement, the Amended Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 3 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment No. 3 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 3 Effective Date, the Credit Agreement as amended hereby.
(b)From and after the Amendment No. 3 Effective Date, (i) the 2021-1 Incremental First Lien Term Loan Lender shall be a “Term Lender” and an “Initial Term Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (ii) each of the term commitments of the 2021-1 Incremental First Lien Term Loan Lender shall be a “Term Commitment” and an “Initial Term Commitment” and the 2021-1 Incremental Term Commitment shall be a “New Term Commitment” (and unless otherwise specified herein, shall have the same terms (including, without limitation, with respect to Guarantees, Collateral, Maturity Date, rights to prepayment and repayment, the MFN Provision), in each case, as the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 3 Effective Date) for all purposes under the Amended Credit Agreement and the other Loan Documents, (iii) the term loans of the 2021-1 Incremental First Lien Term Loan Lender shall each be a “Term Loan” and “Initial Term Loan” for all purposes under the Amended Credit Agreement and the other Loan Documents and, after the funding of the 2021-1 Incremental First Lien Term Loans, the 2021-1 Incremental First Lien Term Loans and Existing Term Loans shall constitute one Tranche and class of Term Loans. Each reference to “Arrangers”, “Incremental Arrangers” or “Agents” in the Amended Credit Agreement shall be deemed to include the Amendment No. 3 Arrangers, and the Amendment No. 3 Arrangers shall benefit from the indemnity provisions in the Amended Credit Agreement with respect to the transactions contemplated herein.
Section 5.2.    2021-1 Incremental First Lien Term Loan Lender. The 2021-1 Incremental First Lien Term Loan Lender hereby consents to this Amendment. Each of the 2021-1 Incremental First Lien Term Loan Lender, the Administrative Agent and the Borrower acknowledges and agrees that, the 2021-1 Incremental First Lien Term Loan Lender (i) shall become a “Lender” under, and for all purposes, and subject to and bound by the terms, of the Amended Credit Agreement and other Loan Documents and (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) shall perform all the obligations of and shall have all rights of a Lender thereunder.
Section 5.3.    Counterparts. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include any electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may also require that any such documents and signatures delivered by telecopy, emailed, pdf or any other electronic means be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy, emailed pdf or any other electronic means.
Section 5.4.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 5.5.    Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 3 Effective Date, that its guarantee of the Obligations under the Subsidiary Guaranty and the Holdings Guaranty and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.
Section 5.6.    Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
Section 5.7.    Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 5.8.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[Remainder of page intentionally left blank; signature pages follow]

ZOOMINFO MIDCO LLC, as Holdings

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO LLC, as the Borrower

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO TECHNOLOGIES LLC, as the Co-Borrower

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

RKSI ACQUISITION CORPORATION, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

CLICKAGY LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary
[ZoomInfo – Signature Page to Amendment No. 3]

NEVERBOUNCE, LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

DATANYZE, LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

DISCOVERORG ACQUISITION (KOMIKO), LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO APOLLO LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

EVERSTRING TECHNOLOGY, LLC, as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[ZoomInfo – Signature Page to Amendment No. 3]

ZOOMINFO FINANCE CORP., as a Guarantor

By: /s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[ZoomInfo – Signature Page to Amendment No. 3]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent
By: /s/ Andrew W. Earls
Name: Andrew W. Earls
Title: Authorized Signatory

[ZoomInfo – Signature Page to Amendment No. 3]

MORGAN STANLEY BANK, N.A., as 2021-1 Incremental First Lien Term Loan Lender
By: /s/ Andrew W. Earls
Name: Andrew W. Earls
Title: Authorized Signatory

[ZoomInfo – Signature Page to Amendment No. 3]

Exhibit A
2021-1 Incremental First Lien Term Commitments

2021-1 Incremental First Lien Term Loan Lender	2021-1 Incremental First Lien Term Commitment
Morgan Stanley Bank, N.A.	$200,000,000.00
Total	$200,000,000.00